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                                                             Exhibit Number 23.1




            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the IMRglobal Corp. 1996 Stock Incentive Plan of our report dated August 20, 1999, with respect to the consolidated financial statements of IMRglobal Corp. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, included in its Current Report (Form 8-K No. 000-28840) filed with the Securities and Exchange Commission.


Tampa, Florida
September 8, 1999





                                                     /s/  Ernst & Young  LLP
                                                     ERNST & YOUNG LLP